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                          BFX HOSPITALITY GROUP, INC.
                          ---------------------------

                                  EXHIBIT 21

The following schedule lists the active subsidiaries of BFX Hospitality Group, Inc. as of September 30, 1999:

Corporate Name                              Organization     Ownership Percent
--------------                              ------------     -----------------
BFX Hospitality Group, Inc.                 Delaware              Parent
 BFX Holdings, Inc.                         Nevada                 100
  American Food Classics, Inc.              Nevada                 100
   Lucile's Stateside Bistro-Texas, Inc.    Texas                  100
   Cabo Restaurant Company                  Nevada                 100
    Cabo-Shepherd, Inc.                     Texas                  100
    Cabo-Travis, Inc.                       Texas                  100
    Cabo-Fort Worth #1, Inc.                Texas                  100
  BFX-LA, Inc.                              Louisiana              100
   Cat's Meow, Inc.                         Louisiana              100
  Boutique Inns, Inc.                       Nevada                 100
     Stockyards Hotel, Inc.                 Texas                  100